                                     SCHEDULE 14A
                                    (RULE 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                       EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the registrant  /X/

    Filed by a party other than the registrant  / /

    Check the appropriate box:

    / /  Preliminary proxy statement

    /X/  Definitive proxy statement

    / /  Definitive additional materials

    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                      HEI, Inc.
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    /X/  No fee required.

    / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

    (1)  Title of each class of securities to which transaction applied:

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    (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1


--------------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

    (5)  Total fee paid:


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    / /  Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

    (1)  Amount previously paid:

--------------------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------

    (3)  Filing party:


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    (4)  Date Filed:


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                                         -3-

                                      HEI, INC.
                                    P.O. Box 5000
                                1495 Steiger Lake Lane
                              Victoria, Minnesota  55386
                      ------------------------------------------
                                   PROXY STATEMENT
                            ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JANUARY 21, 1998
                      ------------------------------------------
                        SOLICITATION AND REVOCATION OF PROXIES

    This Proxy is furnished to the Shareholders of HEI, Inc. (the "Company" or "HEI") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of the Shareholders to be held on January 21, 1998. The enclosed Proxy is solicited by the Board of Directors of the Company.

    The person giving the enclosed Proxy has the power to revoke it at any time prior to the convening of the Annual Meeting. Revocation must be in writing, signed in exactly the same manner as the Proxy, and dated. Revocations of Proxy will be honored if received at the offices of the Company, addressed to Eugene
W. Courtney, on or before January 20, 1998. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers, who will be seated at the door of the meeting room. Revocation may also be effected by delivery of an executed, later dated Proxy. Unless revoked, all properly executed Proxies received in time will be voted.

    Proxies not revoked will be voted in accordance with the choice specified by shareholders on the Proxy. Proxies which are signed but which lack any such specification will, subject to the following, be voted FOR the slate of directors proposed by the Board of Directors and listed herein and FOR Item 2. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker turns in a "non-vote" Proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote Proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

    HEI will pay for costs of soliciting Proxies, including the costs of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers or other employees of HEI who will receive no special compensation for their services. HEI may reimburse brokers, banks, and others holding shares in their names for others for the costs of forwarding proxy materials to, and obtaining Proxies from, beneficial owners.

    The Annual Report of HEI, including financial statements, for the year ended August 31, 1997, is being mailed to each shareholder with this Proxy Statement. Copies of this Proxy Statement and proxies will first be mailed to shareholders on or about December 5, 1997.

                          SHARES AND PRINCIPAL SHAREHOLDERS

    Only shareholders of record at the close of business on November 28, 1997, are entitled to notice of and to vote at the meeting or at any adjournment thereof. As of that date, there were 4,103,176 outstanding shares of Common Stock of HEI, the only class of securities entitled to vote at the meeting.

    Each shareholder of record is entitled to one vote for each share registered in his or her name. Cumulative voting is not permitted.

    The following table shows as of November 28, 1997 (as of February 14, 1997 with regard to FMR Corp.), information regarding the share ownership of each person or group known to HEI to own beneficially more than 5% of the outstanding Common Stock of HEI, each director or nominee to become a director of the Company, each Named Executive Officer (as defined below), and all directors and executive officers as a group. Except as otherwise indicated, the persons listed in the table have sole voting and investment powers with respect to the shares owned. Information regarding share ownership of persons other than directors and officers is based on the records of the Company's transfer agent and on information supplied to the Company by the holders.

                                            SHARES BENEFICIALLY OWNED (1)
                                       ----------------------------------------
NAME                                   NUMBER OF SHARES              PERCENTAGE
----                                   ----------------              ----------

FMR Corp.                                   270,000 (2)                 6.6
82 Devonshire Street
Boston, MA 02109

Eugene W. Courtney                          157,740 (3)                 3.8

Kenneth A. Schoen                           107,108 (4)                 2.6

William R. Franta                            45,211 (5)                 1.1

Robert L. Brueck                             32,000 (6)                  *

Frederick M. Zimmerman                       30,900 (6)                  *

Jerald H. Mortenson                          97,197 (6)                 2.4

Dale A. Nordquist                            59,064 (7)                 1.4

All directors and executive officers as a
group (6 persons)                           529,220 (8)                12.0

------------------------------------
*Less than 1%

------------------------------------

    (1) Represents outstanding shares beneficially owned both directly and indirectly as of November 28, 1997, including shares that may be acquired by exercise of options either currently exercisable or becoming exercisable within 60 days after November 28, 1997 ("currently exercisable options"). Percentage of class is shown to the nearest tenth of a percent.

    (2) According to Schedule 13G dated February 14, 1997, filed jointly by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, control persons of FMR Corp., Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, and Fidelity Low-Priced Stock Fund (the "Fund"), an investment Company registered under the Investment Company Act of 1940, the Fund owns the shares indicated. FMR Corp., through its control of Fidelity, Mr. Johnson, and the Fund each has sole power to dispose of the shares. The Board of Trustees of the Fund has sole power to vote the shares.

    (3) Includes 75,000 shares purchasable pursuant to currently exercisable option. Also includes 46,974 shares held jointly with Mr. Courtney's spouse.

    (4) Includes 37,108 shares held in the name of the Kenneth Schoen Trust and 10,000 shares held in the name of VKS Ltd. Partnership, of which Mr. Schoen is considered to be an indirect owner. Also includes 50,000 shares purchasable pursuant to currently exercisable options.

    (5) Includes 40,000 shares purchasable pursuant to currently exercisable options.

    (6) Includes 30,000 shares purchasable pursuant to currently exercisable options.

    (7) Includes 44,500 shares purchasable pursuant to currently exercisable options.

    (8) Includes 299,500 shares purchasable pursuant to currently exercisable options.

                                      ITEM NO. 1

                                ELECTION OF DIRECTORS

    Four directors are standing for reelection. Kenneth A. Schoen, who has served as a director since 1989, has informed the Company that he intends to retire at the end of his current term and will not be standing for reelection.

    Each of the four nominees has consented to being named in this Proxy Statement and to serve if elected. If elected, these persons will serve as directors until the next Annual Meeting of Shareholders and until their successors have been elected and qualified.

    The Board of Directors recommends a vote FOR election of the four nominees. It is the intention of the persons named in the accompanying Proxy, unless authority is specifically withheld, to vote for the nominees listed below. Should any nominee become unable to serve, the persons voting the enclosed Proxy may, in their discretion, vote for a substitute nominee.

    Following is certain information about the nominees, all of whom are currently directors. Unless otherwise indicated, each person has held the principal occupation indicated for more than the past five years.


NAME, PRINCIPAL OCCUPATION                        AGE           DIRECTOR SINCE
--------------------------                        ---           --------------

WILLIAM R. FRANTA
    Independent Consultant;                       55                 1985
    Senior Vice President,
    Network Systems Corporation (1987 - 1996);
    Director, Waters Instruments, Inc.

EUGENE W. COURTNEY
    President and Chief Executive                 61                 1989
    Officer of the Company; Director, Datakey,
    Inc., DRS Data & Research Services, PLC

ROBERT L. BRUECK
    Semi-retired from venture capital investing;  61                 1995
    Business Development Consultant; Director,
    The DII Group

FREDERICK M. ZIMMERMAN
    Professor of Manufacturing Systems            62                 1995
    Engineering  and International Management,
    University of St. Thomas, St. Paul, MN;
    Director, Winnebago Industries, Inc.


MEETINGS OF THE BOARD AND CERTAIN COMMITTEES

    During the fiscal year ended August 31, 1997, the Board held a total of six meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board plus the total number of meetings of all committees of the Board on which he served.

    The Audit Committee, which consists of the four outside directors, reviews the annual audit plan and results with the Company's independent accountants and also reviews the Company's financial statements and its accounting and reporting practices. The Audit

Committee held two meetings during fiscal 1997 to review the Company's fiscal 1996 financial statements and the related audit and to consider the selection of independent accountants for fiscal 1997.

    The Nominating Committee, consisting of all directors, met once during fiscal 1997 to recommend nominees for the Board of Directors.

    The Compensation Committee, which consists of the four nonemployee directors, met informally several times during the 1997 fiscal year to discuss executive compensation.

DIRECTORS' FEES

    The nonemployee directors receive $750 per quarter plus $700 for each regular board meeting and $300 for each committee or special board meeting attended. Each committee chairperson receives an annual fee of $300. For services during the fiscal year ended August 31, 1997, $29,400 in directors' fees was paid or accrued, in the aggregate, to the four nonemployee directors, plus expenses.

DIRECTORS' STOCK OPTIONS

    Under the Company's Stock Option Plan for Nonemployee Directors (the "1991 Plan"), an option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value (as defined) on the date of grant is granted each year to all nonemployee directors then in office on the business day next following the annual shareholders' meeting or April 1, whichever is earlier. Awards under the 1991 Plan may be made to any director who is not a regular employee of the Company or any subsidiary or affiliate. The options become exercisable on the earlier of one year following the date of grant or the next annual shareholders meeting, so long as the director is still serving on such date, and terminate ten years following the date of grant. Upon the death or disability of an optionee prior to the end of one year following grant, the option will become immediately fully exercisable. Effective January 23, 1997, each of the Company's nonemployee directors was granted an option to purchase 10,000 shares at an exercise price of $11.325 per share. These options become exercisable on January 21,1998, and are exercisable until January 23, 2007.

    During fiscal year 1997, two of the nonemployee directors exercised options to purchase a total of 20,000 shares, realizing aggregate net value of $135,125.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that officers and directors of the Company and persons who own more than 10% of a registered class of the Company's equity securities file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it with respect to fiscal 1997 and written representations from certain reporting persons, the Company believes that all filing requirements have been complied with, except that a transaction previously reported on a Form 4 filed on behalf of Frederick M. Zimmerman, a director, reporting transactions in January 1995 erroneously reported that he had purchased 100 shares of Common Stock rather than the 200 shares actually purchased.

                                     ITEM NO.  2

               APPROVAL OF INCREASE IN NUMBER OF SHARES AUTHORIZED FOR
                         1989 OMNIBUS STOCK COMPENSATION PLAN

    The 1989 Omnibus Stock Compensation Plan (the "Plan") was adopted in April 1989. As originally adopted, and approved by the shareholders, 300,000 shares of the Company's Common Stock were reserved for issuance under the Plan. In 1992 the Plan was amended to reserve an additional 900,000 shares for issuance under the Plan. The Board has approved, and is recommending, an increase of 800,000 in the number of shares that may be issued under the Plan.

PROPOSED INCREASE IN NUMBER OF SHARES

    A maximum of 1,200,000 shares of Common Stock is currently authorized to be issued under the Plan. As of the end of the 1997 fiscal year, all but 19,681 of such shares had been issued or were subject to currently outstanding options. Since adoption of the Plan in 1989, 531,750 shares have been issued upon exercise of options, 330,324 shares have been issued to employees participating in the stock purchase plan, and 24,745 shares were distributed as service awards (a program discontinued in 1991). As of October 31, 1997, there were outstanding options to purchase 292,000 shares. In addition, 20 employees were participating in the employee stock purchase plan. The Board has authorized the grant of options to purchase approximately 132,500 shares in December 1997, the effectiveness of which will be conditioned upon shareholder approval of the increase in the number of shares authorized for the Plan.

    The Board of Directors believes that granting stock options and stock purchase rights is important to motivate key employees to produce a superior return to the shareholders of the Company. Both stock options and stock purchase rights enable employees to acquire shares of the Common Stock of the Company, thereby increasing their personal involvement in the Company, offering them an opportunity to realize stock appreciation, and rewarding them for achieving a high level of corporate financial performance. Stock options also enable the Company to obtain and retain the services of certain key employees and are a means of compensating employees of the Company without depleting the Company's cash resources. In recent years, options have been granted to senior management every three years, such options becoming exercisable over a three-year period. The Board of Directors plans to continue this program by granting options in January 1998. In order to have sufficient shares available for purchases under the employee stock purchase plan, the options to be granted in December and January, and for future awards, the Board has recommended that the number of shares reserved and available for issuance under the Plan be increased by 800,000.

    As of November 28, 1997, 4,103,176 shares of Common Stock of the Company were issued and outstanding. During fiscal 1997, the Company repurchased 104,300 shares of Common Stock, in part to reduce the potential dilutive effect of the issuance of shares to employees under the Plan. On November 21, 1997, the closing price for the Common Stock on The Nasdaq National Market was $4-11/32 per share.

DESCRIPTION OF PLAN

    In 1996 the Securities and Exchange Commission adopted new rules under
Section 16 of the Exchange Act that change the treatment of options and other awards under Section 16 and impose different requirements for employee plans to qualify for exemption from Section 16(b). In light of these changes, the Board of Directors has adopted several amendments to the Plan to conform to the new rules. Because changes to conform to the rules do not require shareholder approval, this Proxy Statement will describe the material changes, but shareholders will be voting only on the increase in the number of shares. A summary of the Plan follows, but this summary is qualified in its entirety by reference to the full text of the Plan, which is available from the Company upon request. See "Availability of Report on Form 10-KSB."

    The Plan provides for grants of both incentive stock options, intended to qualify as such under Section 422 of the Internal Revenue Code of 1986 (the "Code"), and nonstatutory stock options, stock appreciation rights, restricted stock, deferred stock, stock purchase rights, and other stock-based awards. Except for the authority to grant incentive stock options, which expires in 1999, the Plan has no expiration date but may be terminated by the Board of Directors at any time, subject to the rights of the holders of options or other awards previously granted under the Plan.

    Awards other than stock purchase rights may be made to "officers, management, and other highly compensated employees" of the Company, its subsidiaries and affiliates. Grants of stock purchase rights may be made to any employee eligible under the terms of the Plan applicable to stock purchase rights. As of October 31, 1997, the Company had 14 employees who fit within the class of "officers, management, or other highly compensated employees" and 91 employees who may be eligible for stock purchase rights.

    The following table sets forth as of October 31, 1997 the number of stock options granted and stock purchase rights exercised by the Named Executive Officers (see "Summary Compensation Table"), all current executive officers as a group, and all employees as a group. No nonemployee director or other nonemployee has received any grant under the Plan.

                                       TOTAL OPTIONS            TOTAL STOCK
                                     GRANTED UNDER THE         PURCHASE RIGHTS
                                         PLAN (#)               EXERCISED (#)
                                     -----------------         ---------------

NAMED EXECUTIVE OFFICERS:
    Eugene W. Courtney                   180,000                   43,456
    Jerald H. Mortenson                  145,000                   28,889
    Dale Nordquist                       117,500                   38,750

ALL EXECUTIVE OFFICERS AS A GROUP
(3 persons)                              442,500                  111,095

ALL EMPLOYEES AS A GROUP
(excluding executive officers)           420,500                  219,229

-------------------------


    The Board of Directors has authorized the grant of the following nonqualified stock options in December 1997: Eugene W. Courtney, chief executive officer, 30,000 shares; Jerald H. Mortenson, chief financial officer, 20,000 shares, Dale Nordquist, vice president of sales and marketing, 17,500 shares, and to all other employees as a group 65,000 shares. The options will be granted approximately one week following the publication of the Company's first quarter earnings report at an exercise price of 85% of the Fair Market Value on such date. The options will become exercisable one year after the date of grant and will expire ten years following the date of grant.

SHARES SUBJECT TO THE PLAN

    The shares of Common Stock that may be issued or transferred to grantees under the Plan may be unissued shares or treasury shares. The Plan provides for appropriate adjustment in the number of shares subject to the Plan and to the grants previously made if there is a stock split, stock dividend, reorganization or other relevant change affecting the Company's corporate structure or its equity securities. If shares under a grant are not issued or transferred to the extent permitted prior to expiration of the grant or an award is otherwise forfeited, the shares will become available for inclusion in future grants.

ADMINISTRATION

    As originally adopted, the Plan was to be administered by a committee of the Board of Directors, the members of which met the definition of "disinterested person" under Rule 16b-3 of the Exchange Act. To conform to the recent amendments to Rule 16b-3, the Plan will be administered by the Board or a committee composed of "non-employee" directors (as defined in the Rule). The Board or committee will determine the participants, grant stock options, with or without stock appreciation rights, and other awards, establish rules and regulations for the operation of the Plan, and determine the price, term, vesting schedule, number of shares and other terms of options and other awards. The Board or committee may delegate its powers and duties to members of the Company's administration with respect to participants who are not subject to
Section 16.

AWARDS AVAILABLE UNDER THE PLAN

    STOCK OPTIONS. Options granted under the Plan may be in the form of either options that qualify as "incentive stock options" ("ISOs") under Section 422 of the Code or those that do not qualify as such ("NQSOs"). The term of an option will be fixed by the Board or committee, but no option may have a term of more than ten years from the date of grant. Options will be exercisable at such times as determined by the Board or committee. The option exercise price will be determined by the Board or committee at the time of grant but will not be less than 85% of the Fair Market Value of the Common Stock on the date of grant (100% of the Fair Market Value for ISOs). The grantee may pay the option price in cash or, if permitted by the Board or committee, by delivering to the Company shares of Common Stock already owned by the grantee that have a fair market value equal to the option exercise price. The Code also places the following additional restrictions on the award of ISOs. If an ISO is granted to a participant who owns, at the date of grant, in excess of 10% of the Company's outstanding Common Stock, the exercise price must be at least 110% of the fair market value on the date of grant and the term of the ISO may be no more than five years from the date of grant. The total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year cannot exceed $100,000 (valued as of the date of grant).

    Upon termination of an optionee's employment, unless otherwise determined at or after grant, options will be exercisable for three months following termination or until the end of the option's term, whichever is shorter. Except in the case of incentive stock options, in the event of termination because of the disability of the employee, stock options will be exercisable for the remainder of the option's term. Upon death of an employee, stock options will be exercisable by the deceased employee's representative for the shorter of the remainder of the option's term or one year from the date of the employee's death. Unless otherwise determined by the Committee, only options which are exercisable on the date of termination, death, or disability may be subsequently exercised.

    STOCK APPRECIATION RIGHTS. The Board or committee may grant stock appreciation rights ("SARs") in connection with a stock option granted under the Plan. If a grantee exercises a SAR, the grantee will receive an amount in cash or shares of Common Stock or a combination thereof (as determined by the Board or the Committee) equal to the excess of the fair market value of the shares with respect to which the SAR is being exercised over the option exercise price. If a SAR is exercised in whole or in part, the right under the related option to purchase shares with respect to which the SAR has been exercised will terminate to the same extent. If a stock option is exercised, any SAR related to the shares purchased will terminate. SARs are transferable only to the same extent as the related option.

    No SARs have been granted under the Plan.

    RESTRICTED STOCK. Restricted stock may be granted alone, in addition to, or in tandem with, other awards under the Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. The provisions attendant to a grant of restricted stock may vary from participant to participant. In making an award of restricted stock, the Committee will determine the periods during which the stock is subject to forfeiture and may grant such stock for no consideration or such minimum consideration as may be required by applicable law. During the restriction period, the employee may not sell, transfer, pledge, or assign the Restricted Stock. Certificates evidencing restricted stock will remain in the possession of the Company until the restrictions have lapsed.

    Upon termination of the employee's employment for any reason during the restriction period, all or any portion of the restricted stock may vest or be subject to forfeiture, in accordance with the terms and conditions of the initial award. During the restriction period, the employee will have the right to vote the restricted stock and to receive any cash dividends. At the time of award, the Committee may require the deferral and reinvestment of any cash dividends in the form of additional shares of restricted stock. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant.

    No restricted stock awards have been made.

    DEFERRED STOCK. Deferred stock may be granted alone, in addition to, or in tandem with, other awards under the Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. The provisions attendant to a grant of deferred stock may vary from participant to participant. In making an award of deferred stock, the Committee will determine the duration period and may award such stock without payment therefor. During the deferral period, an employee may not sell, transfer, pledge or assign the deferred stock award. At the end of the deferral period, shares of Common Stock equal to the number covered by the award of deferred stock will be delivered to the employee.

    Upon termination of the employee's employment for any reason during the deferral period, all or a portion of the deferred stock may vest or be subject to forfeiture, in accordance with the terms and conditions of the initial award. During the deferral period, and as determined by the Committee at the time of award, amounts equivalent to any dividends that would have been paid had the shares of deferred stock covered by a given award been issued will be paid to the employee, or deemed reinvested in additional shares of deferred stock. Deferred stock will carry no voting rights until such time as the stock is actually issued.

    No deferred stock awards have been made.

    STOCK PURCHASE RIGHTS. The Plan provides for the grant to all Eligible Employees (as defined) the right to purchase shares of the Company's Common Stock through payroll deductions of any whole percentage between 2% and 10% of Current Compensation (as defined) during any Purchase Period (as defined). An "Eligible Employee" is any employee who has been in the continuous employment of the Company since the January 1 preceding the beginning of any Purchase Period, except that no employee who is employed fewer than 20 hours per week or who, immediately after a right to purchase is granted, owns stock possessing 5% or more of the total combined voting power of the Company (or any parent or subsidiary), including stock that the employee may purchase pursuant to any outstanding options, is eligible to participate. Each Purchase Period is the period from April 1 to the next following March 31.

    The purchase price for shares purchased pursuant to stock purchase rights is 85% of the lower of (a) the Fair Market Value on the first day of the Purchase Period or (b) the Fair Market Value on the last day of the Purchase Period. Stock purchased pursuant to stock purchase rights is intended to be eligible for the favorable tax treatment provided by Section 423 of the Code.

    Rights to purchase shares are not transferable otherwise than by will or the laws of descent and distribution and are exercisable, during the employee's lifetime, only by the employee. Following termination of employment, for any reason, the employee (or the employee's estate) has a limited right to purchase the shares paid for through the date of termination.

    OTHER STOCK-BASED AWARDs. The Board or committee, in its discretion, may grant other awards that are valued in whole or in part by reference to, or otherwise based on the Common Stock, including, without limitation, performance shares, convertible preferred stock, convertible debentures, or exchangeable securities. Such awards may be granted in addition to or in tandem with stock options or stock appreciation rights granted under the Plan. The Board or committee may set such terms with regard to the vesting of such awards as it deems reasonable.

CHANGE IN CONTROL PROVISIONS

    If there is a change in control of the Company, all awards, unless otherwise provided in the related award agreement, will become fully exercisable and vested. Stock options, SARs, restricted stock, deferred stock, stock purchase rights, and other stock-based awards will, unless otherwise determined by the Committee in its sole discretion, be cashed out on the basis of the change in the control price, which will be the highest price per share paid in any transaction reported on any market on which the Company's shares are traded or paid or offered to be paid in any bona fide transaction relating to change in control of the Company, at any time during the immediately preceding 60-day period as defined by the Committee. A change in control occurs if (a) any person becomes a beneficial owner directly or indirectly of 20% or more of the total voting stock of the Company (subject to certain exceptions), or (b) during any 24-month period the individuals who comprised the Board of Directors of the Company at the beginning of such period no longer represent a majority of the Board (subject to certain exceptions), or (c) the shareholders approve an acquisition of the Company by asset purchase, merger, or otherwise.

AMENDMENT

    The Plan may be amended by the Board of Directors, except that the Board may not, without the approval of the Company's shareholders, increase the number of shares available for distribution, decrease the option price of an incentive stock option below 100% of the Fair Market Value at grant, increase the rate of payroll deductions for stock purchase rights to more than 15% of current compensation, permit the issuance of stock prior to payment therefor, extend the maximum exercise period for incentive stock options or extend the right to exercise a stock purchase right to a date more than five years from the date of grant, or change the class of employees eligible to receive awards under the Plan.

TAX RULES

    The following is a brief summary of the federal income tax rules currently applicable to stock options and other awards that may be granted under the Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

    STOCK OPTIONS. The grant of a NQSO will have no immediate tax consequences to the grantee or to the Company. Upon the exercise of a NQSO, the grantee will recognize ordinary income (and the Company will generally be entitled to a compensation deduction) in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of the exercise of the option over the option exercise price. The grantee's tax basis in the shares will be the exercise price plus the amount of ordinary income recognized by the grantee, and the grantee's holding period will commence on the date the shares are transferred. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock.

    Upon a subsequent sale of shares of Common Stock acquired pursuant to the exercise of an NQSO, any difference between the grantee's tax basis in the shares and the amount realized on the sale is treated as long-term or short-term capital gain or loss, depending on the holding period of the shares.

    The grant of an ISO will have no immediate tax consequences to the grantee or to the Company. The exercise of an ISO by the payment of cash to the Company will generally have no immediate tax consequences to the grantee (except to the extent it is an adjustment in computing alternative minimum taxable income) or to the Company. If a grantee holds the shares acquired pursuant to the exercise of an ISO for the required holding period, the grantee generally will realize long-term capital gain or long-term capital loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the purchase price of the shares (i.e., the exercise price). In such a case, no compensation deduction will be allowable to the Company in connection with the grant or exercise of the ISO or the sale of shares of Common Stock acquired pursuant to such exercise.

    If, however, a grantee disposes of the shares prior to the expiration of the required holding period (a "disqualifying disposition"), the grantee will recognize ordinary income (and the Company will generally be entitled to a compensation deduction) equal to the excess of the fair market value of the shares of Common Stock on the date of exercise (or the proceeds of the disposition, if less) over the exercise price. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock.

    SARS. No income will be realized by a participant and the Company is not entitled to a compensation deduction in connection with a grant of a SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash and the fair market value of any shares of Common Stock received. The Company will be entitled to a compensation deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives Common Stock upon exercise of a SAR, the post-exercise appreciation or depreciation will be treated in the same manner as discussed above regarding the tax treatment of NQSOs.

    RESTRICTED STOCK. A participant receiving a restricted stock award generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration, if any, paid for the stock. However, a participant may elect, under Section 83(b) of the Code within 30 days of the grant of the stock, to recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) on the date of grant, less any consideration paid. If the shares subject to a restricted stock award are forfeited prior to the lapse of the restrictions, the participant is entitled to a deduction or loss for tax purposes only in an amount equal to the consideration paid for the forfeited shares regardless of whether he or she made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restriction period expires and the tax basis for such shares will generally be the fair market value of such shares on such date. However, if the participant has made an election under Section 83(b), the holding period will commence on the date of grant and the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions). The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.

    Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant and will be deductible by the Company. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company. If dividend equivalents are credited with respect to deferred stock awards, the participant will realize ordinary income when the dividend equivalents are paid and the Company will be able to take a deduction at that time.

    DEFERRED STOCK. A participant receiving deferred stock generally will be subject to tax at ordinary income rates on the fair market value of the deferred stock on the date that the stock is distributed to the participant and the capital gain or loss holding period for such stock will also commence on that date. The Company generally will be entitled to a deduction in the amount that is taxable as ordinary income to the participant. Stock purchased pursuant to stock purchase rights is intended to be eligible for the favorable tax treatment provided by
Section 423 of the Code.

    STOCK PURCHASE RIGHTS. Stock purchased pursuant to the Purchase Plan is intended to be eligible for the favorable tax treatment provided by Section 423 of the Code. A participant realizes no income upon the grant of the stock purchase rights and no income upon purchase of shares pursuant to stock purchase rights if he makes no disposition of the shares purchased within TWO YEARS after the grant of the right and within ONE YEAR after purchase and at all times during the period beginning with the date he becomes a participant and ending three months before acquiring the shares he is an employee of the Company (the "Disqualifying Disposition"). The Company will not be entitled to any compensation deduction. Upon disposition of shares acquired, the participant will recognize ordinary income on the lesser of (1) the excess (if any) of the Fair Market Value on the date of grant over the purchase price or (2) the excess of the fair market value on the date of disposition over the purchase price.
The participant will recognize capital gain (or loss) on the difference between the sale price and the fair market value at either (1) the date of grant of the option or (2) the date of disposition. Ordinarily, the Company receives no compensation deduction for the amount recognized as ordinary income. However, upon a Disqualifying Disposition the Company will be entitled to a compensation deduction based upon the difference between the fair market value on the date of disposition and the participant's purchase price for the shares.

    The federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award.
Such an award may, depending upon the conditions applicable to the award, be taxable as an option or as an award of restricted or deferred stock. In certain instances, a participant may be entitled to defer recognition of income on the value of a grant of stock if the stock is subject to substantial risk of forfeiture. The participant will be subject to tax at ordinary income rates on the fair market value of the stock on the date that income is recognized. The Company generally will be entitled to a compensation deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable. With respect to the subsequent sale of stock received, the holding period to determine whether a participant will recognize long-term or short-term capital gain or loss will generally begin when any restriction period expires (or the date on which the participant recognizes income), and the tax basis for such shares will generally be the fair market value of the shares on that date.

    Certain limitations apply to the Company's deduction of compensation payable to the person serving as its chief executive officer or to any of its four other most highly compensated executives in office as of the end of the year in which such compensation would otherwise be deductible. In general, the Company may not deduct compensation, other than "performance-based" compensation, payable to such an executive in excess of $1 million for any year.

    The affirmative vote of a majority of the shares of Common Stock present and voting on such matter is necessary for the approval of the increase in the number of shares of Common Stock subject to the 1989 Omnibus Stock Compensation Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED UNDER THE 1989 OMNIBUS STOCK COMPENSATION PLAN BY 800,000 SHARES OF COMMON STOCK. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's chief executive officer and the other executive officers whose total annual compensation for fiscal 1997 (based on salary and bonus) exceeded $100,000 (the "Named Executive Officers").



                                            ANNUAL               LONG-TERM              OTHER
    NAME AND              FISCAL         COMPENSATION           COMPENSATION            ANNUAL
PRINCIPAL POSITION         YEAR       ------------------     -------------------    COMPENSATION (2)
-------------------      --------      SALARY     BONUS       AWARDS/OPTIONS(1)    ------------------
                                      --------   -------     -------------------
Eugene W. Courtney        1997        $164,900   $42,606             --                  $4,727
  Chief executive         1996         157,734    41,012             --                   4,496
  officer                 1995         150,091    40,785           90,000                 3,648


Jerald H. Mortenson       1997        $116,422   $20,052             --                  $3,778
  Chief financial         1996         111,348    19,301             --                   3,369
  officer                 1995         105,946    19,194           60,000                 2,401


Dale A. Nordquist         1997         $96,546   $30,128             --                  $3,778
  Vice president of       1996          92,334    21,522             --                   3,249
  sales                   1995          87,866    30,608           52,500                 2,762


---------

    (1) The number indicated is the number of shares of common stock subject to options granted in fiscal 1995, which become exercisable in three equal annual increments commencing in January 1996 and will expire in January 2005.

    (2) In each case, consists solely of Company matching contributions to 401(k) plan.

OPTIONS GRANTED DURING FISCAL 1997

    No options were granted to the Named Executive Officers during fiscal 1997.

AGGREGATED OPTION EXERCISES DURING FISCAL 1997 AND FISCAL YEAR-END OPTION VALUES

    The following table provides information related to options exercised by the Named Executive Officers during fiscal 1997 and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.



                                                                                 VALUE OF
                                                        NUMBER OF               UNEXERCISED
                                                       UNEXERCISED             IN-THE MONEY
                                                        OPTIONS AT               OPTIONS AT
                           SHARES                  FISCAL YEAR-END FISCAL     YEAR-END ($) (2)
                          ACQUIRED       VALUE         EXERCISABLE/             EXERCISABLE/
    NAME                ON EXERCISE    REALIZED(1)    UNEXERCISABLE            UNEXERCISABLE
-------------------     -----------    ----------- ----------------------     ----------------
Eugene W. Courtney         15,000      $101,813       30,000/30,000                0 / 0

Jerald H. Mortenson        30,000      $145,250       10,000/20,000                0 / 0

Dale A. Nordquist           8,000       $51,180       27,000/17,500                0 / 0

----------------

    (1) Value realized is calculated as the difference between the fair market value of the Common Stock on the date of exercise of the option and the option exercise price multiplied by the number of shares acquired.

    (2) Value is calculated as the amount by which the closing price of the Common Stock on August 29, 1997, which was $4-5/8, exceeds the option exercise price ($4.7125) multiplied by the number of shares subject to the option.

CHANGE IN CONTROL AGREEMENTS

    The Company has entered into agreements regarding employment/compensation upon change in control (the "Agreements") with each of the Named Executive Officers. The Agreements are operative only upon the occurrence of certain changes in control of the Company. Absent a change in control, the Agreements do not require the Company to retain the executive officers or to pay them any specified level of compensation or benefits. Each Agreement provides that if, within 24 months following a change in control, the executive officer's employment is terminated by the Company other than for cause, on account of the death, disability, or retirement of the executive, or voluntarily by the executive (other than voluntary terminations following events that constitute "good reason" (as defined in the Agreements, including compensation reductions, demotions, relocations)), the executive is entitled to receive a lump sum severance payment. The amount of the lump sum severance payment is equal to two times the executive's "annualized includable compensation for the base period") as defined in Section 280G(d) of the Code. The Agreements also allow the executive to continue his participation in certain insurance and other benefit plans of the Company for a period of two years following the date of his termination. If a change in control of the Company had occurred and resulted in the termination of a Named Executive Officer, giving rise to payments under these Agreements as of August 31, 1997, the approximate amounts payable to the Named Executive Officers would be as follows: Mr. Courtney, $383,090, Mr. Mortenson, $254,164, and Mr. Nordquist, $234,760.

                                    OTHER MATTERS

    The Board does not intend to present any business to the meeting other than as specifically set forth in the Notice of Annual Meeting of Shareholders and currently knows of no other business to come before the meeting. If any other matters are properly brought before the meeting, the Proxies will vote on such matters in accordance with their judgment of the best interests of HEI.

                      RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

    Coopers & Lybrand L.L.P. has been the independent accountants for the Company since fiscal 1992. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

    The Company has not yet selected its independent accountants for fiscal 1998, but expects to do so at the January Board meeting.

                    SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    Proposals by shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by HEI at its principal executive offices no later than August 6, 1998.

                        AVAILABILITY OF REPORT ON FORM 10-KSB

    The Company's 1997 Report on Form 10-KSB may be obtained by writing to HEI Shareholder Relations, P.O. Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386.

                                       By Order of the Board of Directors


                                       /s/ Jerald H. Mortenson

                                       Jerald H. Mortenson
                                       Corporate Secretary

Dated: December 5, 1997

                                      HEI, Inc.
                                    P.O. Box 5000
                                1495 Steiger Lake Lane
                              Victoria, Minnesota  55386

                                  -----------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   JANUARY 21, 1998

                                  -----------------


Dear HEI Shareholder:

    The Annual Meeting of Shareholders of HEI, Inc., a Minnesota corporation, will be held on Wednesday, January 21, 1998, at 3:00 p.m., Central Standard Time, at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota for the following purposes:

    (1)  To elect the Board of Directors for the ensuing year;

    (2) To approve an increase of 800,000 shares in the 1989 Omnibus Stock Compensation Plan; and

    (3) To transact such other business as may properly come before the meeting.

    Only shareholders of record at the close of business on November 28, 1997 will be entitled to notice of and to vote at the meeting. A copy of the HEI Annual Report for fiscal 1997 is included in this mailing, first made on approximately December 5, 1997.


                                       BY ORDER OF THE BOARD OF
                                       DIRECTORS

                                       /s/ Jerald H. Mortenson

December 5, 1997                       Jerald H. Mortenson
                                       Corporate Secretary


    Shareholders unable to attend this meeting are urged to sign the enclosed Proxy and return it in the envelope provided.

                                      HEI, INC.
                        PROXY FOR ANNUAL SHAREHOLDERS MEETING
                                   JANUARY 21, 1998
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Eugene W. Courtney and Jerald H. Mortenson as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of HEI, Inc., held of record by the undersigned on November 28, 1997, at the Annual Meeting of Shareholders to be held at 3:00 p.m., on Wednesday, January 21, 1998 or any adjournment thereof.

    (1)  ELECTION OF DIRECTORS

    / /  FOR all nominees listed below           / /  WITHHOLD AUTHORITY
         (except as marked to the                     to vote for ALL
         contrary below)                              nominees below

         Nominees:  Robert L. Brueck        Eugene W. Courtney
                    William R. Franta       Frederick M. Zimmerman

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

    ------------------------------------------------------------------------

    (2) APPROVAL of increase by 800,000 of shares authorized for issuance under the 1989 Omnibus Stock Compensation Plan

              / /  FOR       / /  AGAINST        / /  ABSTAIN

    (3) In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSAL
(2).

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
ENVELOPE.


Dated:                                      Signed:
       ---------------------------------            ---------------------------

                                            Signed:
                                                    ---------------------------

PLEASE SIGN ABOVE EXACTLY AS NAME APPEARS HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC. SHOULD SO INDICATE WHEN SIGNING. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

                                      HEI, INC.

                         1989 OMNIBUS STOCK COMPENSATION PLAN

               AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 15, 1991 AND
 AMENDED EFFECTIVE APRIL 29, 1992, MAY 11, 1994, OCTOBER 31, 1996, AND NOVEMBER
                                       19, 1997

                                  TABLE OF CONTENTS
ITEM               DESCRIPTION                                            PAGE
----               -----------                                            ----

SECTION 1. Purpose; Definitions. . . . . . . . . . . . . . . . . . . . . . .1
SECTION 2. Administration. . . . . . . . . . . . . . . . . . . . . . . . . .3
SECTION 3. Stock Subject to Plan . . . . . . . . . . . . . . . . . . . . . .4
SECTION 4. Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . .5
SECTION 5. Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . .5
SECTION 6. Stock Appreciation Rights . . . . . . . . . . . . . . . . . . . .8
SECTION 7. Restricted Stock. . . . . . . . . . . . . . . . . . . . . . . . 10
SECTION 8. Deferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 9. Stock Purchase Rights . . . . . . . . . . . . . . . . . . . . . 12
SECTION 10. Other Stock-Based Awards . . . . . . . . . . . . . . . . . . . 15
SECTION 11. Change in Control Provisions . . . . . . . . . . . . . . . . . 16
SECTION 12. Amendments and Termination . . . . . . . . . . . . . . . . . . 17
SECTION 13. Unfunded Status of Plan. . . . . . . . . . . . . . . . . . . . 18
SECTION 14. General Provisions . . . . . . . . . . . . . . . . . . . . . . 18
SECTION 15. Effective Date of Plan . . . . . . . . . . . . . . . . . . . . 19
SECTION 16. Term of Plan . . . . . . . . . . . . . . . . . . . . . . . . . 20
SECTION 17. Applicability to Grants under Other Company Plans. . . . . . . 20

                                      HEI, INC.

                         1989 OMNIBUS STOCK COMPENSATION PLAN

      AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 15, 1991 AND AMENDED EFFECTIVE
         APRIL 29, 1992, MAY 11, 1994, OCTOBER 31, 1996 AND NOVEMBER 19, 1997


SECTION 1.  PURPOSE; DEFINITIONS

    The purpose of the HEI, Inc. 1989 Omnibus Stock Compensation Plan (the "Plan") is to enable HEI, Inc. (the "Company") to attract, retain, and reward employees of the Company and its Parents, Subsidiaries, and Affiliates, and strengthen the mutuality of interests between such employees and the Company's shareholders, by offering such employees performance-based stock incentives and/or other equity interests or equity-based incentives of the Company.

    In addition to definitions that may be contained elsewhere in this Plan, for purposes of the Plan, the following terms shall be defined as set forth below:

         (a) "Affiliate" means any entity other than the Company and its Parents and Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

         (b) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Stock Purchase Right, or Other Stock-Based Award, or any other right, interest, or option relating to Stock or other securities of the Company granted pursuant to the provisions of this Plan.

         (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder and signed by both the Company and the Participant.

         (d)  "Board" means the Board of Directors of the Company.

         (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (f) "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board. Where the Board has retained administrative authority with respect to the Plan, references herein to the "Committee" shall refer to the Board.

         (g) "Company" means HEI, Inc., a corporation organized under the laws of the State of Minnesota, or any successor corporation.

         (h) "Deferred Stock" means an Award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

         (i) "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan or, as applied to Incentive Stock Options, as defined in Section 22(e)(3) of the Code.

         (j)  [deleted]

         (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         (1) "Fair Market Value" means as of any given date, unless otherwise determined by the Committee in good faith, the average for the preceding five business days of the closing bid prices of the Stock as reported on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if the Stock is then traded on the NASDAQ National Market System ("NASDAQ/NMS") or a national or regional securities exchange, the average for the preceding five business days of the closing prices of the Stock on NASDAQ/NMS or such exchange.

         (m) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         (n) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         (o) "Other Stock-Based Award" means an Award under Section 10 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

         (p) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (q) "Participant" means an employee of the Company or any Subsidiary, Parent, or Affiliate of the Company who is selected by the Committee to receive an Award under the Plan.

         (r) "Plan" means this HEI, Inc. 1989 Omnibus Stock Compensation Plan, as hereafter amended from time to time.

         (s) "Restricted Stock" means an Award made pursuant to Section 7 below of Stock that is subject to restrictions.

         (t) "Stock" means the Common Stock, $.05 par value per share, of the Company.

         (u) "Stock Appreciation Right" or "SAR" means the right to receive to receive a payment in cash, Stock, Restricted Stock, or Deferred Stock as determined by the Committee.

         (v) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

         (w) "Stock Purchase Right" means the right to purchase Stock pursuant to Section 9 below.

         (x) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    In addition, the terms "Change in Control" and "Change in Control Price" shall have the meanings set forth, respectively, in Sections 11(b) and (c) below.

SECTION 2.  ADMINISTRATION

    The Plan shall be administered by a Committee of not fewer than two members of the Board, who shall be appointed by the Board and serve at the pleasure of the Board. Initially, the Committee shall consist of the three nonemployee directors. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists that has the authority to so administer the Plan, or to the extent that the Board retains authority to administer the Plan under specified circumstances. As to the selection of and grants of Awards to persons who are not subject to Sections 16(a) and 16(b) of the Exchange Act, the Committee may delegate any or all of its responsibility to members of the Company's administration. The grants of Awards and determination of the terms thereof to persons who are subject to Sections 16(a) and 16(b) of the Exchange Act shall be made in a manner that satisfies the requirements of Rule 16b-3 under the Exchange Act, or any successor rule.

    The Committee shall have full power and authority, consistent with the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may be adopted by the Board:

         (a) to select the employees of the Company and any Parent, Subsidiary, or Affiliate to whom Awards may from time to time be granted hereunder;

         (b) to determine the type or types of Awards to be granted to employees hereunder;

         (c) to determine the number of shares of Stock to be covered by each Award granted hereunder;

         (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

         (e) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Stock, or other property or canceled or suspended;

         (f) to determine whether, to what extent, and under what circumstances cash, Stock, and other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

         (g) to interpret and administer the Plan and any instrument or agreement entered into thereunder;

         (h) to establish such rules and regulations and appoint such agents as it shall deem appropriate for proper administration of the Plan; and

         (i) to make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

    Members of the Board and of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

    Decisions of the Committee shall be made in the Committee's sole discretion and shall be final, conclusive, and binding on all persons, including the Company, any Participant, any shareholder, and any employee of the Company or any Parent, Subsidiary, or Affiliate.

SECTION 3.  STOCK SUBJECT TO PLAN

    The total number of shares of Stock reserved and available for distribution under the Plan shall be 2,000,000 shares of Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

    Subject to the possible adjustments described in the last paragraph of this
Section 3, the total number of shares of Stock reserved and authorized for issuance upon exercise of Incentive Stock Options shall be 1,700,000. To the extent that such shares are not used for Incentive Stock Options, they shall be available for other Awards to be granted under the Plan.

    If any shares of Stock subject to an Award are not issued to a Participant because an Option or SAR is not exercised or an Award is otherwise forfeited or any such Award otherwise terminates without a payment being made to the Participant in the form of Stock, such shares shall again be available for distribution in connection with future Awards under the Plan.

    In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding Awards granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number. Any such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.  ELIGIBILITY

    Except as otherwise provided herein with respect to a specific Award under
Section 9, officers, management, or highly compensated employees of the Company and any Subsidiary, Parent, or Affiliate (but excluding members of the Committee) are eligible to be granted Awards under the Plan. The Committee shall have the exclusive authority to determine what constitutes management or a "highly compensated employee" and in making such a determination shall take into consideration guidelines established by the Department of Labor and court decisions as to what constitutes a "select group of management or highly compensated employees."

SECTION 5.  STOCK OPTIONS

    Stock options may be granted alone, in addition to or in tandem with other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

    Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Options may be issued with or without Stock Appreciation Rights.

    Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

         (a) EXERCISE PRICE. Except as provided in Section 5(i), the exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 85% of the Fair Market Value of the Stock on the date of grant.

         (b) OPTION TERM. Except as provided in Section 5(i) hereof, the term of each Stock Option shall be fixed by the Committee.

         (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Sections 5(f), (g), and (h) and Section 11, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

         (d) METHOD OF EXERCISE. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period.

         Payment of the exercise price may be made by check, note (if approved by the Board), or such other instrument or method as the Committee may accept. If so provided in the related Award Agreement, payment in full or in part may also be made in the form of Stock already owned by the optionee or Restricted Stock or Deferred Stock subject to an Award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the Option is exercised, as determined by the Committee). Payment of the exercise price may be made through exercise of either Tandem SARS or Freestanding SARS held by the optionee. With the prior approval of the Committee, the exercise price of an Option may be paid through the delivery of Stock acquired by successive exercises of the Option ("pyramiding").

         If payment of the exercise price of a Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, such Restricted Stock or Deferred Stock (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock Award or Deferred Stock Award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

         No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option after the optionee has given written notice of exercise, has paid in full for such Stock, and, if requested, has given the representation described in Section 14(a).

         (e) NONTRANSFERABILITY OF OPTIONS. Subject to Section 5(i), and unless otherwise provided by the related Award Agreement, no Stock Option shall be transferable by the optionee otherwise than by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and all Stock Options shall be exercisable during the optionee's lifetime only by the optionee.

         (f) TERMINATION BY DEATH. Subject to Section 5(i), if an optionee's employment by the Company or any Subsidiary, Parent, or

    Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the optionee's estate or by any person who acquired the Option by will or the laws of descent and distribution, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (g) TERMINATION BY REASON OF DISABILITY. Subject to Section 5(i), if an optionee's employment by the Company or any Subsidiary, Parent, or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), until the expiration of the stated term of such Stock Option (unless otherwise specified by the Committee at the time of grant); provided, however, that, if the optionee dies prior to such expiration (or within such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (h) OTHER TERMINATION. Subject to Section 5(i), unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company or any Subsidiary, Parent, or Affiliate terminates for any reason other than death or Disability, the Stock Option shall be exercisable, to the extent otherwise then exercisable, for the lesser of three months from the date of termination of employment or the balance of such Stock Option's term.

         (i) INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary not withstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such
    Section 422.

         To the extent required for "incentive stock option" status under
    Section 422 of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements and court decisions), the Plan shall be deemed to provide:

               (i) that Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company;

               (ii) that the exercise price of any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock as of the date of grant (110% for an optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary);

               (iii) that the maximum term of exercise for any Incentive Stock Option shall not exceed ten years (five years in the case of an optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary); and

               (iv) that Incentive Stock Options shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution and shall be exercisable, during the optionee's lifetime, only by the optionee.

         To the extent permitted under Section 422 of the Code or applicable regulations thereunder or any applicable Internal Revenue Service pronouncements:

               (i) if a Participant's employment is terminated by reason of death or disability and the portion of any Incentive Stock Option that becomes exercisable during the post-termination period specified in Section 5(f) or (g) hereof exceeds the $100,000 limitation contained in Section 422(d) of the Code, such excess shall be treated as a Nonqualified Stock Option; and

               (ii) if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such Option that exceeds the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Nonqualified Stock Option.

         (j) NO TANDEM OPTIONS. Options consisting of both an Incentive Stock Option and a Nonqualified Stock Option shall not be granted under the Plan.


SECTION 6.  STOCK APPRECIATION RIGHTS

         (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted either alone ("Freestanding SAR") or in addition to other Awards granted under the Plan and may, but need not, relate to all or part of any Stock Option granted under the Plan ("Tandem SAR"). In the case of a Nonqualified Stock Option, a Tandem SAR may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Stock Option.

               A Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Tandem SAR is granted with respect to less than the full number of shares covered by a related Stock Option. Stock Options relating to exercised Tandem SARs shall no longer be exercisable to the extent that the related Tandem SARs have been exercised.

               A Stock Appreciation Right may be exercised, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose and as set forth in the related Award Agreement. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).

         (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

               (i) The exercise price of a Tandem SAR shall be the exercise price of the related Option. The exercise price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Stock on the date of grant of the Freestanding SAR. Notwithstanding the foregoing, the Committee may unilaterally limit the appreciation in value of Stock attributable to an SAR at any time prior to its exercise.

               (ii) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent provided in the related Award Agreement; provided, however, that the exercise provisions of an SAR granted in tandem with an Incentive Stock Option shall be the same as the related Option.

               (iii) Upon the exercise of a Stock Appreciation Right, the holder shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise, or such other date as the Committee shall specify in the Award Agreement, over the exercise price per share specified in the related Award Agreement multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in Stock, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the Stock on the date of exercise.

               (iv) Except as may be otherwise provided in the related Award Agreement, Stock Appreciation Rights shall not be transferable except under the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the lifetime of the Participant only by the Participant.

               (v) Upon the exercise of a Stock Appreciation Right, any related Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

               (vi) The Committee, in its sole discretion, may also provide that, in the event of a Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.


SECTION 7.  RESTRICTED STOCK

         (a) ADMINISTRATION. Restricted Stock Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan for no consideration or for such minimum consideration as may be required by applicable law. The Committee shall determine the persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of the Awards.

         The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion, and the Committee may, after grant, change the Restriction Period or waive the restrictive limitations for all or any part of any Restricted Stock Award.

         The provisions of Restricted Stock Awards need not be the same with respect to each recipient. All Awards of Restricted Stock shall be evidenced by appropriate Award Agreements.

         (b) CERTIFICATES. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. Any such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

         (c) RESTRICTIONS AND CONDITIONS. Except as may be otherwise provided in the related Award Agreement, during a period set by the Committee commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under the Plan but shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends.

         The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash or stock dividends to be deferred and, if the Committee so determines, reinvested, subject to
    Section 14(f) hereof, in additional Restricted Stock subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued, to the extent shares are available under Section 3, or otherwise reinvested.

         Upon termination of a Participant's employment with the Company or any Subsidiary, Parent, or Affiliate for any reason during the Restriction Period, all or a portion of the shares still subject to restriction may vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.


SECTION 8.  DEFERRED STOCK

         (a) ADMINISTRATION. Deferred Stock may be awarded either alone, in addition to, or in tandem with other Awards granted under the Plan. The Committee shall determine the persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 8(b).

         The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion, and the Committee may, after grant, change the vesting period or waive the deferral limitations for all or any part of any Deferred Stock Award.

         The provisions of Deferred Stock Awards need not be the same with respect to each recipient.

         All Awards of Deferred Stock shall be evidenced by appropriate Award Agreements.

         (b) TERMS AND CONDITIONS. Except as may be otherwise provided in the related Award Agreement, Deferred Stock Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to below, where applicable), share certificates shall be delivered to the Participant, or his legal representative, representing the number of shares covered by the Deferred Stock Award.

         Any dividends declared during the Deferral Period with respect to shares covered by a Deferred Stock Award will be paid to the Participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the grant of the Award by the Committee, in its sole discretion.

         Upon termination of a Participant's employment with the Company or any Subsidiary, Parent, or Affiliate for any reason during the Deferral Period for a given Award, all or a portion of the Deferred Stock subject to the Award may vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

         A Participant may elect to further defer receipt of an Award (or an installment of an Award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months prior to completion of the Deferral Period for such Deferred Stock Award (or such installment).


SECTION 9.  STOCK PURCHASE RIGHTS

         (a) ELIGIBLE EMPLOYEES. Any employee who has been continuously in the employment of the Company or any Parent or Subsidiary since the January 1 preceding a particular Purchase Period (as defined in Section 9(k)(ii)), except (i) any employee customarily employed less than 20 hours weekly and
    (ii) any employee who, immediately after a right to purchase is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (applying the rules of Section 425(d) of the Code to determine such stock ownership and treating the shares of Stock that the employee may purchase under outstanding options under this or any other plan of the Company or any Parent or Subsidiary as owned by the employee), shall be eligible to receive options under this Section 9 for a given Purchase Period. Subject to the provisions of Section 9(d), an employee will continue to be eligible to receive options under this Section 9 so long as he or she remains eligible as defined herein.

         (b) GRANT OF OPTION. Each eligible employee who elects to participate is granted an option as of the first business day of the Purchase Period to purchase on the last business day of the Purchase Period that number of whole shares of Stock as could be purchased at a price equal to the price specified in Section 9(c) with the entire credit balance in the Participant's Stock Purchase Account (as defined) on such date; provided, however, that no right will be deemed to be granted or received hereunder which would permit a Participant to purchase Stock under this Plan and under all other stock purchase plans, if any, of the Company at a rate which exceeds $25,000 in Fair Market Value of Stock (determined as of the date the option is granted) for each calendar year.

         (c) PURCHASE PRICE. The purchase price will be the lesser of (i) 85% of the Fair Market Value (as defined in Section 1(l) hereof) of the Stock on the first business day of the Purchase Period or (ii) 85% of the Fair Market Value (as defined in Section 1(l) hereof) of the Stock on the last business day of the Purchase Period, in each case rounded up to the next higher full cent.

         (d) ELECTION TO PARTICIPATE. An eligible employee may elect to participate in the Plan for a given Purchase Period by filing with the Committee or a person designated by the Committee on or before the 30th day following commencement of that Purchase Period an appropriate document authorizing regular payroll deductions from Current Compensation (as defined herein) beginning with the first payday in the Purchase Period and continuing through the last payday in the Purchase Period or until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan.

         (e) METHOD OF PAYMENT. A Participant may elect payroll deductions of any whole percentage from 2% through 10% of Current Compensation. During the Purchase Period, the Participant may not reduce or increase his payroll deductions. However, the Participant may cease making payroll deductions at any time by providing written notice to the Committee. Payroll deductions will be credited to a separate bookkeeping account established by the Company for each Participant (the "Stock Purchase Account") on each payday. Payroll deductions will not earn interest.

         The Stock Purchase Account is established solely for bookkeeping purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company. A Participant may not make any separate cash payment into his Stock Purchase Account.

         (f) PURCHASE OF STOCK. On the last business day of the Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole shares of Stock purchasable with such amount unless, prior to such date, the Participant elects to purchase a specified number of whole shares of Stock which is less than the number described above or elects to receive the entire credit balance in cash. Any amount remaining in a Participant's Stock Purchase Account after such purchase (or the entire credit balance thereof if the Participant elects not to purchase any Stock) will be paid to the Participant in cash within 30 days after the end of the Purchase Period.

         As soon as practicable after each Purchase Period, the Company will cause to be delivered to the Participant a certificate representing the Stock purchased.

         The Company will not be required to issue or deliver any certificate representing Stock purchased hereunder prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration or qualification is required.

         (g) TERMINATION OF EMPLOYMENT. Upon termination of employment for any reason other than death, retirement or sale of a portion or all of the Company's business, the Company will pay to the Participant in cash within thirty (30) days the entire credit balance in the Participant's Stock Purchase Account.

               Upon termination as a result of a sale of all or a portion of the Company's business, if so determined by the Board, in its sole discretion, the Participant may, within thirty (30) days after such termination, elect to purchase some or all of the shares of Stock he could have purchased with the balance in his Stock Purchase Account as of the date of termination. The purchase price for any shares so purchased shall be the price described in Section 9(c)(i) hereof. If such election is not made, the Company will pay to the Participant in cash within sixty (60) days of the termination, the entire balance remaining in the Participant's Stock Purchase Account.

               Upon termination due to death or retirement, the Participant or his estate may, within 180 days after such termination (60 days after termination in the case of retirement), elect to purchase some or all of the shares of Stock he could have purchased with the balance in his Stock Purchase Account as of the date of termination. The purchase price for any shares so purchased shall be the price described in Section 9(c)(i) hereof. If such election is not made, the Company will pay to the Participant or his estate in cash within thirty (30) days of the failure to elect, the entire balance remaining in the Participant's Stock Purchase Account.

         For purposes of this Plan, an approved leave of absence or temporary layoff will not be deemed a termination of employment.

         (h) NONTRANSFERABILITY. An option granted pursuant to this Section 9 shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution and shall be exercisable, during the optionee's lifetime, only by the optionee. The amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged, or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation, or other disposition of such amounts will be null and void and without effect.

         (i) NO RIGHTS AS SHAREHOLDER. An employee will have no interest in the Stock purchased until full payment has been made and a share certificate representing the same has been issued.

         (j) DEFINITIONS. For purposes of this Section 9, the following terms have the meanings set forth below:

         (i) "CURRENT COMPENSATION" means the basic gross cash compensation (wage, salary, and sales incentives, including bonuses and commissions) paid by the Company or any Parent or Subsidiary to a Participant in accordance with the terms of employment, but excluding all overtime earnings, bonus payments, severance pay, and all other forms of compensation, and all remuneration which is not a term of the employment relationship (whether or not paid pursuant to a voluntary plan established by the Company or any Parent or Subsidiary).

         (ii) "PURCHASE PERIOD" means the 12-month period beginning on April 1 of each year.

SECTION 10.  OTHER STOCK-BASED AWARDS

         (a) ADMINISTRATION. Other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible preferred stock, convertible debentures, or exchangeable securities, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, or Stock Purchase Rights granted under the Plan.

         Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

         The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

         (b) TERMS AND CONDITIONS. Unless otherwise provided in the related Award Agreement, Stock subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the Stock is issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

         The Participant shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

         Any Award under Section 10 and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

         In the event of the Participant's retirement, Disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed with respect to any or all of an Award under this
    Section 10.

         Each Award under this Section 10 shall be confirmed by, and subject to the terms of, an Award Agreement or other instrument entered into by the Company and the Participant.

         Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration. The purchase price of any Stock (including securities convertible into Stock) subject to a purchase right awarded under this Section 10 shall be at least 85% of the Fair Market Value of the Stock on the date of grant.


SECTION 11.  CHANGE IN CONTROL PROVISIONS

         (a) IMPACT OF EVENT. In the event of a "Change in Control" as defined in Section 11(b), the following provisions shall apply:

         (i) Any Award, if so provided in the related Award Agreement, shall become fully exercisable and vested.

         (ii) The value of all outstanding Awards shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 11(c) as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

         (b) DEFINITION OF "CHANGE IN CONTROL". For purposes of Section 11(a), a "Change in Control" means the happening of any of the following:

         (i) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company or any Subsidiary or Parent or any employee benefit plan sponsored or maintained by the Company or any Subsidiary or Parent (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

         (ii) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least 60% of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this
         Section 11(b)(ii); or

         (iii) The approval by the shareholders of an acquisition of the Company by an entity other than the Company or a Subsidiary or Parent through purchase of assets, or by merger, or otherwise.

         (c) CHANGE IN CONTROL PRICE. For purposes of this Section 11, "Change in Control Price" means the highest price per share paid in any transaction reported on any market on which the Company's Stock is traded or paid or offered in any bona fide transaction related to the Change in Control of the Company at any time during the 60-day period immediately preceding the occurrence of the Change in Control, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cashout occurs under Section 11(a)(ii).


SECTION 12.  AMENDMENTS AND TERMINATION

    The Board may amend, alter, discontinue, or terminate the Plan, or any portion thereof, but no amendment, alteration, or discontinuation shall be made which would impair the vested rights of a Participant under any Award theretofore granted, without the Participant's consent, or which, without the approval of the Company's stockholders, would:

         (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

         (b) authorize an increase in the total number of shares reserved for issuance upon exercise of Incentive Stock Options;

         (c) decrease the option price of any Incentive Stock Option to less than 100% of the Fair Market Value on the date of grant or change the pricing terms of Section 9(c);

         (d) increase the rate of payroll deductions under Section 9 to more than 15% of Current Compensation;

         (e)   permit the issuance of Stock prior to payment in full therefor;

         (f) change the employees or class of employees eligible to participate in the Plan; or

         (g) extend the maximum option period under Section 5(i) of the Plan or extend a Participant's right to purchase Stock pursuant to the grant of an option under Section 9 hereof to a date more than five years from the date of such grant.

    The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the vested rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one-for-one or other basis), including previously granted Stock Options having higher option exercise prices.

    Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.


SECTION 13.  UNFUNDED STATUS OF PLAN

    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 14.  GENERAL PROVISIONS

         (a) The Committee may require each person purchasing shares pursuant to a Stock Option or receiving shares pursuant to any other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any over-the-counter market on which the Stock is quoted, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock, or Restricted Stock an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

         (c) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (d) Neither the adoption of the Plan nor the grant of any Award hereunder shall confer upon any employee of the Company or any Subsidiary, Parent, or Affiliate any right to continued employment with the Company or a Subsidiary, Parent, or Affiliate, as the case may be, or interfere in any way with the right of the Company or a Subsidiary,

    Parent, or Affiliate to terminate the employment of any of its employees at any time.

         (e) No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Subsidiary, Parent, or Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
    Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement.

         (f) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan Awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights, and other Plan Awards).

         (g) To the extent that federal laws (such as the Code, the Exchange Act, or the Employee Retirement Income Security Act of 1974) do not otherwise control, this Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Minnesota.

         (h) Unless otherwise provided by the related Award Agreement, no rights granted hereunder may be assigned, transferred, pledged, or hypothecated (whether by operation or otherwise) or be subject to execution, attachment, or similar process, and any attempted assignment, transfer, pledge, hypothecation, or other disposition or levy of attachment or similar process upon any such right will be null and void and without effect.

         (i) If any term, provision, or portion of this Plan or any Award granted hereunder shall be deemed unenforceable or in violation of applicable law, such term, provision, or portion of the Plan or the Award shall be deemed severable from all other terms, provisions, or portions of this Plan or the Award or any other Awards granted hereunder, which shall otherwise continue in full force and effect.


SECTION 15.  EFFECTIVE DATE OF PLAN

    The Plan shall be effective as of April 3, 1989, subject to the approval of the Plan by a majority of the votes cast by the holders of the Company's Common Stock at the annual shareholders' meeting next following adoption of the Plan. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such shareholders.


SECTION 16.  TERM OF PLAN

    No Incentive Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the date of adoption of the Plan, but Incentive Stock Options granted prior to such tenth anniversary may extend beyond that date. All other Awards may be granted at any time and for any period unless otherwise provided by the Plan.


SECTION 17.  APPLICABILITY TO GRANTS UNDER OTHER COMPANY PLANS

    Subject to shareholder approval of the Plan (in accordance with Section 15 above), no further options shall be granted under the 1981 Incentive Stock Option Plan and the 1984 Nonqualified Stock Option Plan, both of which shall remain in effect until all options granted pursuant thereto have been exercised or have expired or terminated by their terms. The share authorization provisions of the 1981 Incentive Stock Option Plan and the 1984 Nonqualified Stock Option Plan shall operate independently of Section 3 of the Plan.